2025 Long-Term Incentive Program Denny’s Corporation Restricted Stock Unit 203 East Main Street Award Certificate Spartanburg, SC 29319 Participant Name (“Grantee”), Denny’s Corporation (the “Company”) has granted to you (“Grantee”) a restricted stock unit award (the “Award”) denominated in a number of restricted stock units (the “Restricted Stock Units”). The terms and conditions relating to the Restricted Stock Units are set forth in this Award Certificate. The Restricted Stock Units are rights that entitle you to earn shares of the Company’s $0.01 par value common stock (“Shares”), on a one-for-one basis. The Award is granted under the Denny’s Corporation 2021 Omnibus Incentive Plan (the “Plan”). By accepting the Award, you shall be deemed to have agreed to the terms and conditions set forth in this Award Certificate. The Restricted Stock Units will vest (become non-forfeitable) in three (3) equal installments on the last day of the Company’s 2025, 2026, and 2027 fiscal years, subject in each case to your continued employment with the Company through such date, unless vesting is accelerated under Section 2 or Section 3 of the attached Terms and Conditions in the event of certain employment terminations or a change in control. The number of Restricted Stock Units covered by your Award will be determined as follows: Target RSUs: [Shares Granted] This Award is governed by the terms of the Plan, and subject to the Terms and Conditions on the following page. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. ___________________________________ Grant Date: _________________ [Officer Name] [Officer Title] Denny’s Corporation

TERMS AND CONDITIONS 1. Vesting and Forfeiture of Award. The Award will vest and become non-forfeitable in three (3) equal installments on the last day of the Company’s 2025, 2026, and 2027 fiscal years (each a “Regular Vesting Date”) subject in each case to Grantee’s continued employment. Only a whole number of Restricted Stock Units will become vested as of any given Regular Vesting Date. If the number of Restricted Stock Units determined as of a Regular Vesting Date is a fractional number, the number vesting will be rounded down to the nearest whole number with any fractional portion carried forward. The Award shall vest, in full or in part, on an accelerated basis under certain circumstances as provided in Section 2 and Section 3 below. Notwithstanding anything contained herein to the contrary, if Grantee’s employment with the Company terminates for any reason other than as set forth in paragraph (a) or (b) of Section 2 below, Grantee shall forfeit all of Grantee’s right, title and interest in and to any unvested Restricted Stock Units as of the date of termination of employment. In addition, if Grantee’s employment is terminated by the Company for Cause, Grantee shall also forfeit any vested Restricted Stock Units that have not yet been converted to Shares. 2. Accelerated Vesting Under Certain Employment Terminations. The Award shall be subject to accelerated vesting in connection with a termination of employment under certain circumstances, as set forth below. (a) Death or Disability. Upon Grantee’s termination of employment with the Company due to death or Disability, a pro rata portion of the Restricted Stock Units, to the extent then outstanding and not previously vested, will vest and become non- forfeitable. The pro rata portion shall be determined by multiplying one third (1/3) of the number of Restricted Stock Units covered by Grantee’s Award by a fraction, (i) the numerator of which is the number of days that Grantee was employed during the Company’s fiscal year in which the employment termination date occurs, and (ii) the denominator of which is the total number of days in that fiscal year, rounded up to the next whole Restricted Stock Unit (as so determined, the “Pro Rata Amount”). (b) Retirement. Upon Grantee’s termination of employment with the Company due to Retirement (as defined below), the Pro Rata Amount (as defined in Section 2(a) above) of the Restricted Stock Units will vest and become non-forfeitable, provided Grantee does not engage in any Restricted Activities with a Competitor (each as defined below) prior to the next Regular Vesting Date (to the extent such restrictions are permissible under applicable law). For purposes of this Award Certificate: “Competitor” means all breakfast and family dining restaurants, including without limitation, [LIST OF NAMED COMPETITORS]. “Restricted Activities” means with respect to a Competitor, accepting employment, serving on a board of directors or otherwise being engaged as a consultant or advisor.

“Retirement” means Grantee’s voluntary resignation or termination of employment without Cause on or after attainment of age 55, provided that the sum of Grantee’s age and years of service with the Company is equal to or greater than 70. 3. Accelerated Vesting Upon a Change in Control. Upon a Change in Control of the Company during Grantee’s employment, the Restricted Stock Units (to the extent then unvested and not previously forfeited) will vest and become non-forfeitable. 4. Settlement of Restricted Stock Units. Except as otherwise provided in this Section 4 or in Section 6, (i) Restricted Stock Units that vest pursuant to Section 1 on a Regular Vesting Date (and are not otherwise forfeited due to a termination for Cause) shall convert into Shares and be paid out within 30 days following the applicable Regular Vesting Date, (ii) the Pro Rata Amount of Restricted Stock Units that vest pursuant to Section 2(a) (termination due to death or Disability) shall convert into Shares and be paid out within 30 days following the date of termination of employment, (iii) the Pro Rata Amount of Restricted Stock Units that vest pursuant to Section 2(b) (Retirement) shall convert into Shares and be paid out within 30 days following the next Regular Vesting Date to occur (or if sooner, a Change in Control), but in no event later than March 15 of the year following the year in which the termination of employment described in Section 2 occurs, and (iv) Restricted Stock Units that vest pursuant to Section 3 shall convert into Shares and be paid out within 30 days following the Change in Control. Shares paid upon conversion of the Restricted Stock Units will be registered on the books of the Company in Grantee’s name (or in street name to Grantee’s brokerage account) as of the date of payment in uncertificated (book-entry) form. 5. Limitation of Rights. The Award does not confer to Grantee or Grantee’s beneficiary any rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with the Award. Nothing in this Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate. From and after the Grant Date and until the earlier of (a) the time when the Restricted Stock Units become vested and are paid in accordance with this Award Certificate or (b) the time when Grantee’s right to receive Shares in payment of the Restricted Stock Units is forfeited in accordance with this Award Certificate, on the date the Company pays a cash dividend (if any) to holders of Shares generally, Grantee shall be credited with a cash amount per Restricted Stock Unit equal to the amount of such dividend per Share. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the Restricted Stock Units to which they relate, and such cash amounts shall be paid only if and when the Restricted Stock Units to which they relate are settled. 6. Payment of Taxes. Grantee will owe federal, state, and local taxes in connection with the Award (the “Taxes”)). The withholding of Taxes shall be mandatorily satisfied by withholding from the settlement of the Restricted Stock Units a number of Shares having a fair market value equal to the amount required to be withheld for the Taxes. Grantee’s acceptance of the Award constitutes Grantee’s acknowledgement that the Company will withhold on Grantee’s behalf a number of Shares sufficient to satisfy the Taxes. The obligations of the Company under this Award Certificate will be conditional on such payment of the Taxes by Grantee. Notwithstanding anything to the contrary contained in this Section 6, Section 15, or otherwise, the Company (i) makes no representations or undertakings regarding the treatment of Taxes in connection with any aspect of this Award, and (ii) does not commit to structure the terms of the Award to reduce or eliminate Grantee’s liability for Taxes. 7. Restrictions on Issuance of Shares. If at any time the Compensation and Incentives Committee of the Board (the “Compensation Committee”) shall determine, in its discretion, that registration, listing or qualification of the Shares underlying the Restricted Stock Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Restricted Stock Units, the Shares will not be paid unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Compensation Committee. 8. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Award Certificate and this Award Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative. 9. Successors. This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan. 10. Severability. If any one or more of the provisions contained in this Award Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Award Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included. 11. Notice. Notices and communications under this Award Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Denny’s Corporation, 203 East Main Street, Spartanburg, SC 29319-0001, Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company. 12. Compensation Recovery (Clawback) Policies. (a) Dodd-Frank Clawback Policy. The Award is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder (the “Dodd-Frank Clawback Rules”), and (ii) the

Company’s Dodd-Frank Clawback Policy and any other policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to Grantee. For the avoidance of doubt, if the Dodd-Frank Clawback Rules and any implementing policy apply to Grantee, then the Company may take action against this Award or any proceeds the Grantee receives from it to recover any erroneously awarded compensation the Grantee may have received from the Company (whether related to this Award or otherwise), all in accordance with the Dodd-Frank Clawback Rules and the applicable implementing policy and subject to the requirements of applicable law. This Section 12(a) is in addition to, and not in lieu of, Section 15.7 of the Plan. (b) Other Clawback Policies. In addition to the provisions of Section 12(a) and in consideration for the grant of the Award, Grantee agrees to be subject to the “Other Clawback Policies,” which consist of: (i) any compensation, clawback, recoupment or similar policies of the Company or its Affiliates that may be in effect from time to time, whether adopted before or after the Grant Date (including, but not limited to, the Company’s Incentive Compensation Clawback Policy), and (ii) to such other clawback provisions and policies as may be required by applicable law, regulation or exchange listing standard. Grantee understands that the Other Clawback Policies are not limited in their application to the Award, or to equity or cash received in connection with the Award. To the extent that any Other Clawback Policies are now or in the future applicable to Grantee, Grantee agrees that Grantee is hereby bound by such Other Clawback Policies in its entirety. This Section 12(b) is in addition to, and not in lieu of, Section 15.7 of the Plan. 13. Other Company Policies. Grantee agrees, in consideration for the grant of the Restricted Stock Units, to be subject to any policies of the Company and its Affiliates regarding securities trading, and hedging or pledging of securities, that may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard. 14. Governing Law. This Award Certificate shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Award Certificate to the substantive law of another jurisdiction. 15. Section 409A Compliance. This Award Certificate is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. The Company may change or modify the terms of this Award Certificate without Grantee’s consent or signature if the Company determines, in its sole discretion, provided that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. 16. Electronic Delivery of Documents. Grantee authorizes the Company to deliver electronically any prospectuses or other documentation related to the Award and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to Grantee a paper copy of any document also delivered to Grantee electronically. The authorization described in this paragraph may be revoked by Grantee at any time by written notice to the Company. 17. Further Assurances. Grantee agrees, upon demand of the Company or the Compensation Committee, to do all acts and execute, deliver, and perform all additional documents, instruments, and agreements that may be reasonably required by the Company or the Compensation Committee, as the case may be, to implement the provisions and purposes of this Award and the Plan.